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Exhibit 99.2

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	VOTING AUTHORIZATION FORM INDIANA COMMUNITY BANCORP

ANNUAL MEETING OF SHAREHOLDERS

        , 2012

The undersigned hereby authorizes Reliance Trust Company, the Trustee of the Indiana Bank and Trust Company Employees’ Savings and Profit Sharing Plan and Trust (the “401(k) Plan”), to vote all shares of capital stock of Indiana Community Bancorp (the “Corporation”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the [Hilton Garden Inn, 12210 North Executive Drive, Edinburgh, Indiana], on                     ,                     , 2012, at [3]:00 P.M. local time, and at any and all adjournments thereof, on the matters set forth below.

Your vote and the votes of other participants will be tallied by the Trustee who will then vote the shares held in the 401(k) Plan for each proposal based on the timely voting instructions it has received from participants. The Trustee will also vote all shares held for which it has received a voting authorization form without specific instructions, “FOR” Proposals 1, 2, 3, 4, 5 and 6 and will vote shares for which it receives no voting authorization form in the same proportion as the other shares are voted. In each case, such vote must be deemed by the Trustee to be in the best interest of participants and beneficiaries and must be in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. The effect of the foregoing procedures is that all shares of Indiana Community Bancorp’s capital stock held in the 401(k) Plan will be voted.

1. Approval of the Agreement and Plan of Merger dated January 24, 2012 (the “Merger Agreement”), by and between the Corporation and Old National Bancorp (“Old National”), and the merger (the “Merger”) of the Corporation with and into Old National contemplated thereby.	For ☐	Against ☐	Abstain ☐

2. Approval, on an advisory (non-binding) basis, of the compensation of the named executive officers of the Corporation based on or related to the Merger and the agreements and understandings concerning such compensation.

	For ☐	Against ☐	Abstain ☐

3. The election as director of the nominee listed below for a three-year term:	For ☐	Withhold ☐

01 John Miller

4. The ratification of the appointment of BKD LLP as auditors for the Corporation for the fiscal year ended December 31, 2012.	For ☐	Against ☐	Abstain ☐

5. Approval, on an advisory (non-binding) basis, of the compensation of executives disclosed in the proxy statement.	For ☐	Against ☐	Abstain ☐

6. Approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Annual Meeting in person or by proxy to approve the Merger Agreement and Merger described in proposal 1.	For ☐	Against ☐	Abstain ☐

The Trustee is hereby authorized to vote all shares of common stock of Indiana Community Bancorp credited to me under the 401(k) Plan in its trust capacity as indicated above.

Please be sure to date and sign this Voting Authorization Form in the box below	Date

Sign above	Co-Holder (if any) sign above

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é    Detach above card, sign, date and mail in postage paid envelope provided.    é

INDIANA COMMUNITY BANCORP — 401(K)

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING AUTHORIZATION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NOT LATER THAN         , 2012, [15 DAYS PRIOR TO MEETING DATE]

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE VOTING AUTHORIZATION FORM IN THE ENVELOPE PROVIDED.